UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On February 27, 2008, at a meeting of the Compensation Committee of the Board of Directors (the “Committee”), the Committee approved performance goals for executive officers under the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan (“PIIP”) for 2008. The PIIP provides performance-based incentives to executive officers and is further described in the Company’s Proxy Statement. The goals set in 2008 are substantially similar to prior years, though the Committee added a return on invested capital (“ROIC”) measure for the Company’s transportation and real estate units. Thus, for executive officers of the transportation and real estate units, the business unit performance portion of their PIIP award will be weighted 65% on the pretax income goal and 35% on the ROIC goal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin

Christopher J. Benjamin

Senior Vice President,

Chief Financial Officer and Treasurer